Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Teradyne, Inc. (the “Company”) on Form 10-Q for the period ending June 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George W. Chamillard, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GEORGE W. CHAMILLARD

George W. Chamillard Chief Executive Officer August 13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Teradyne, Inc. and will be retained by Teradyne, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.